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                                                                       EXHIBIT 5

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        300 Convent Street, Suite 1500
                           San Antonio, Texas 78205

                                  May 4, 1999

DATA RACE, Inc.
12400 Network Blvd.
San Antonio, Texas 78249

        We have acted as counsel to DATA RACE, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to 500,000 shares of the Company's Common Stock, without par value (the "Common Stock"), available to be issued under the Company's Consultant and Advisor Stock Plan (the "Plan"). The shares to be issued under the Plan are hereinafter collectively referred to as the "Shares."

        We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

        We have further assumed that: (i) all applicable state securities laws will have been complied with, as of any issuance date of the Shares; (ii) the Shares will be validly authorized and available for issuance (as of the date hereof, there are a sufficient number of shares of Common Stock authorized, unissued and reserved to cover the issuance of the maximum number of shares of Common Stock currently provided for under the Plan); (iii) the Shares will be issued in accordance with the terms of the Plan and any other applicable documents; and (iv) the Shares when issued will be evidenced by appropriate certificates properly executed and delivered.

        Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan have been validly authorized for issuance and, when the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Shares are issued and paid for in accordance with the terms of the Plan, the Shares so issued will be validly issued, fully paid and nonassessable. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Information Statement forming a part thereof.

                                   Very truly yours,



                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.
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                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.